   As filed with the Securities and Exchange Commission on November __, 1996

                                                       Registration No. 33-40344
                                                                           -----
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO.2
                                      TO
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ------------------

                          WESTERN GAS RESOURCES, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                                      84-1127613
  (State or other jurisdiction of                    (I.R.S. Employer
 Incorporation or organization)                     Identification No.)


                             12200 N. PECOS STREET
                            DENVER, COLORADO 80234
                                (303) 452-5603
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    ----------------------------------------

                                 JOHN C. WALTER
                            EXECUTIVE VICE PRESIDENT
                          WESTERN GAS RESOURCES, INC.
                             12200 N. PECOS STREET
                            DENVER, COLORADO 80234
                                (303) 452-5603
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          ---------------------------

------------------------------------------------------------------------------------------------------------------------------------

Title of securities          Amount to registered          Proposed Maximum          Proposed Maximum            Amount of
to be registered                                           Offering Price            Aggregate Offering          Registration Fee
                                                           Per Share (1)             Price
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par            25,000 shares                 $5.40                     $135,000.00                 $45.00
value $.10 per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Covers 25,000 shares of Common Stock for which options with an exercise price of $5.40 per share are currently outstanding.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

  The contents of Form S-8 Registration Statement No. 33-40344 are incorporated herein by reference.


Item 8.  Exhibits.

  The following exhibits are filed as part of this Post-Effective Amendment to Registration Statement.


  Exhibit Number         Description
  --------------         -----------

     5.1 Opinion of John C. Walter, as to the legality of the securities offered hereby.

    23.1               Consent of John C. Walter  (included as part of
                       Exhibit 5.1 hereto, Opinion of John C. Walter.

    25.1 Powers of Attorney (filed as Exhibit 25.1 to the Registrant's Registration Statement on Form S-8 Registration No. 33-40344 and incorporated herein by reference).

    99.1               First Amendment to Western Gas Resources, Inc.
                       Employees' Common Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 18, 1996.


                                      WESTERN GAS RESOURCES, INC.


                                      By: /s/ Brion G. Wise
                                          ---------------------------------
                                          Brion G. Wise, Chairman of the
                                          Board and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                               Title                                      Date
---------                               -----                                      ----

/S/ BRION G. WISE
___________________________         Director, Chairman of the Board            November 18, 1996
Brion G. Wise                       and Chief Executive Officer
                                    (Principal Executive Officer)

___________________________         Director                                   November __, 1996
Bill M. Sanderson

/S/ WALTER L. STONEHOCKER
___________________________         Director                                   November 18, 1996
Walter L. Stonehocker

/s/ DEAN PHILLIPS*                  Director                                   November 18, 1996
___________________________
Dean Phillips

/s/ WARD SAUVAGE*                   Director                                   November 18, 1996
___________________________
Ward Sauvage

/s/ RICHARD B. ROBINSON*            Director                                   November 18, 1996
___________________________
Richard B. Robinson

/s/ JAMES A. SENTY*                 Director                                   November 18, 1996
___________________________
James A. Senty

___________________________         Director                                   November __, 1996
Joseph Reid

/S/ WILLIAM J. KRYSIAK
___________________________         Vice President - Finance                   November 18, 1996
William J. Krysiak                  (principal Financial and
                                    Accounting Officer)

*By:  /S/ JOHN C. WALTER
      ______________________
     John C. Walter
     Attorney-in-fact pursuant to a
     power of attorney filed as an
     exhibit to this Registration
     Statement